Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of CharterMac on Form S-3 of our reports dated March 15, 2004, appearing in the Annual Report on Form 10-K and 10-K/A of CharterMac for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP




New York, NY
October 27, 2004